UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 22, 2003

PARK PLACE ENTERTAINMENT CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	1-14573	88-0400631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3930 Howard Hughes Parkway Las Vegas, Nevada 89109
(Address of principal executive offices, including zip code)

(702) 699-5000
(Registrant’s telephone number, including area code)

Item 5.  Other Events.

The Board of Directors of Park Place Entertainment Corporation (the “Company”) today increased the number of directors from nine to ten.

Also, the Company announced today the election of Ralph C. Ferrara to the Board of Directors.  The press release of such matter is attached hereto as Exhibit 99.1.

Item 7.  Financial Statements and Exhibits

(c)	Exhibits

	99.1	Press Release of Park Place Entertainment Corporation, dated July 22, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK PLACE ENTERTAINMENT CORPORATION

By:	/s/ Harry C. Hagerty, III
	Name:	Harry C. Hagerty, III
	Title:	Executive Vice President and Chief Financial Officer

Dated: July 22, 2003